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                                                                    EXHIBIT 23.4



                 CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We hereby consent to the use of our report to Energy Development Corporation dated September 27, 1996, and titled "Proved Reserves as of July 1, 1996," contained in the Company's Form 8-K (Date of Event: July 31, 1996), as amended, in the Prospectus constituting part of the Noble Affiliates, Inc. Securities and Exchange Commission Form S-3 and to the references to Miller and Lents, Ltd. under the headings "The Company - Properties - Reserves" and "Experts."


                                               MILLER AND LENTS, LTD.



                                               By:  /s/ James C. Pearson
                                                  ----------------------------
                                                    James C. Pearson,
                                                    President



Houston, Texas
October 16, 1996